EXHIBIT 99.1

Perrigo Reports Second Quarter Fiscal Year 2023 Financial Results From Continuing Operations

Achieved Year-Over-Year and Sequential Gross and Operating Margin Expansion

Delivered Strong Operating Income and EPS Growth

Reaffirming 2023 Outlook

Second Quarter 2023 Highlights:

•Second quarter net sales of $1.2 billion grew 6.4%, or 6.6% on a constant currency1 basis, versus the prior year quarter. Organic2 net sales grew 0.8%, including -2.7 percentage points from purposeful SKU prioritization actions to enhance margins as part of the Company's Supply Chain Reinvention Program.

•Consumer Self-Care Americas ("CSCA") net sales grew 3.1%, including -4.1 percentage points from purposeful SKU prioritization actions. Consumer Self-Care International ("CSCI") net sales grew 12.4% compared to the prior year quarter, while organic net sales increased 7.1%.
•Second quarter GAAP ("reported") gross margin was 35.9%, a 270 basis points improvement compared to the prior year quarter. Non-GAAP ("adjusted") gross margin was 38.7%, a 220 basis points improvement compared to the prior year quarter, and a 120 basis points improvement sequentially compared to the first quarter of 2023.

•Second quarter reported earnings per share ("EPS") was $0.06, compared to a loss of $(0.48) in the prior year quarter.

•Adjusted diluted EPS was $0.63, compared to $0.43 in the prior year quarter, an increase of 46.5%. Adjusted EPS included a favorable discrete tax benefit of $0.08 from the resolution of various tax matters related to prior years and an unfavorable impact of $0.05 due to HRA Pharma ("HRA") distributor transition sales returns as part of the integration plan to capture synergies.

•Second quarter operating cash flow was $53 million, leading to cash and cash equivalents on the balance sheet of $555 million as of second quarter end.
•Perrigo reaffirms its fiscal 2023 organic net sales and total net sales growth outlook range of 3.0%-6.0% and 7.0%-11.0%, respectively, versus the prior year, and adjusted diluted EPS range outlook of $2.50-$2.70.

•On June 30, 2023, Patrick Lockwood-Taylor began his tenure as Perrigo President, CEO and member of the Board of Directors.

•On July 13, 2023, Perrigo announced that the U.S. Food and Drug Administration ("FDA") approved Opill®, the first ever daily birth control pill available over-the-counter ("OTC") for all ages, in the United States.

First Half 2023 Highlights:

•Net sales for the first half of 2023 were $2.4 billion, an increase of 8.1%, or 9.7% on a constant currency basis, versus the prior year period. Organic net sales increased 3.5%, including -1.4 percentage points from purposeful SKU prioritization actions.

•CSCA first half net sales of $1.5 billion grew 5.3% compared to the prior year period, with organic growth of 0.6%, including -2.0 percentage points from purposeful SKU prioritization actions. CSCI first half net sales of $860 million grew 13.5%, or 18.0% on a constant currency basis, versus the prior year period, with organic growth of 9.0%.

•Reported EPS for the first half of 2023 was $0.06, as compared to a loss of $(0.49) in the prior year period.

•Adjusted diluted EPS for the first half of 2023 was $1.08, as compared to $0.76 in the prior year period, an increase of 42.1%.

(1) See attached Appendix for details. Constant currency net sales growth excludes the impact of currency.
(2) See attached Appendix for details. Organic net sales growth excludes the effects of acquisitions, divestitures, exited product lines and the impact of currency. 'Organic' results do not include acquisitions for the first 12 months post-closing of a transaction. Since the Company closed the acquisition of HRA on April 29, 2022, the month of April 2023 is not included in 'organic' results, while the remaining two months of HRA financials (May 2023 and June 2023) are included in the second quarter 2023 'organic' results.

Dublin, Ireland - August 8, 2023 - Perrigo Company plc (NYSE: PRGO) (“Perrigo” or the “Company”), a leading provider of Consumer Self-Care Products, today announced financial results from continuing operations for the second quarter ended July 1, 2023. All comparisons are against the prior year fiscal second quarter, unless otherwise noted.

President and CEO, Patrick Lockwood-Taylor commented, "Perrigo is well positioned in the consumer self-care industry with tremendous manufacturing scale in the U.S. and strong customer relationships across the U.S. and Europe. The Company has an expansive product portfolio, with many opportunities to differentiate against competition and win with consumers. After nearly 40 days as CEO, I remain extremely excited about the long-term potential for our business. There has been a lot of work accomplished over the past five years to position Perrigo for success, but there is still a lot of work to be done to build out our framework for sustainable growth and consistently win with consumers and customers.”

Lockwood-Taylor continued, "Our second quarter earnings results reflect the dedication and hard work of the entire Perrigo team, who also continued to make meaningful progress against key operational initiatives, including our Supply Chain Reinvention Program, and integrating and synergizing both the HRA and infant formula acquisitions."

"Our second quarter performance underscores the strength in our global self-care categories as we delivered solid financial results," commented Eduardo Bezerra, Executive Vice President and CFO. "Importantly, margins expanded compared to the prior year and sequentially, and both adjusted operating income growth and cash on the balance sheet were strong. As global consumer consumption is normalizing and despite adding pre-launch investments for Opill® into our plans for the second half of 2023, we are reaffirming our 2023 adjusted EPS outlook range."

Refer to Tables I through VI at the end of this press release for a reconciliation of non-GAAP adjustments to the current year and prior year periods and additional non-GAAP information. The Company’s reported results are included in the attached Consolidated Statements of Operations, Balance Sheets and Statements of Cash Flows.

Second Quarter Perrigo 2023 Results from Continuing Operations

Second Quarter 2023 Net Sales Change Compared to Prior Year
	Reported Net Sales Growth	Foreign Exchange Adjustment	Constant Currency Net Sales	Net Acquisitions & Divestitures Adjustment	Organic Net Sales Growth
CSCA	3.1%	0.1%	3.2%	(5.9)%	(2.7)%
CSCI	12.4%	0.4%	12.8%	(5.7)%	7.1%
Total Perrigo	6.4%	0.2%	6.6%	(5.8)%	0.8%

Reported net sales of $1.2 billion increased $71 million, or 6.4%, and constant currency net sales increased 6.6%. Reported net sales growth was driven by 1) +4.0 percentage points from the acquisition of the Gateway infant formula facility and U.S. & Canadian Good Start® infant formula brand ("Gateway"), 2) +2.3 percentage points of growth from the acquisition of HRA, including an unfavorable impact of -0.9 percentage points related to distributor transition sales returns as part of the integration plan to capture synergies, and 3) -0.2 percentage points from foreign currency translation.

Organic net sales growth of 0.8% was driven primarily by 1) +4.8 percentage points from strategic pricing actions, and 2) new products sales and growth in e-commerce. This growth was partially offset by 1) -2.7 percentage points from purposeful SKU prioritization actions to enhance margins as part of the Company's Supply Chain Reinvention Program, and 2) -1.1 percentage points from a weaker allergy season in the U.S. compared to the prior year.

Reported gross margin was 35.9%, a 270 basis point increase versus the prior year quarter. Adjusted gross margin expanded 220 basis points to 38.7% driven by higher margin acquisitions, strategic pricing actions and benefits from the purposeful SKU prioritization actions noted above. These positive factors were partially offset by the impacts from inflation and lower manufacturing productivity in the U.S. Nutrition business stemming from the FDA's evolving regulations on infant formula manufacturing.

Reported operating income was $57 million compared to a loss of $7 million in the prior year period. Adjusted operating income grew $21 million, or 17.9%, to $137 million driven by higher gross profit flow-through from acquisitions and strategic pricing actions. These increases were partially offset by 1) higher operating expenses, driven primarily by the addition of HRA and Gateway, 2) the unfavorable impact from inflation, 3) lower manufacturing productivity in the U.S. Nutrition business, and 4) $9 million from the HRA distributor transition sales returns.

Reported net income was $9 million, or $0.06 per diluted share, compared to a reported net loss of $65 million, or ($0.48) per diluted share, in the prior year. Excluding certain charges as outlined in Table I, second quarter 2023 adjusted net income was $87 million, or $0.63 per diluted share, compared to $59 million, or $0.43 per diluted share, in the prior year. Second quarter adjusted EPS included a discrete tax benefit of $0.08 from the resolution of various tax matters related to prior years and an unfavorable impact of $0.05 due to the HRA distributor transition sales returns.

Second Quarter 2023 Business Segment Results from Continuing Operations

Consumer Self-Care Americas Segment

Second Quarter 2023 Net Sales Change Compared to Prior Year
	Reported Net Sales Growth	Foreign Exchange Adjustment	Constant Currency Net Sales	Net Acquisitions & Divestitures Adjustment	Organic Net Sales Growth
CSCA	3.1%	0.1%	3.2%	(5.9)%	(2.7)%

CSCA reported net sales increased 3.1% to $751 million. Reported net sales growth was driven by +6.2 percentage points from the addition of Gateway. Organic net sales decreased 2.7% as strategic pricing actions and new product sales were more than offset by 1) -4.1 percentage points due to purposeful SKU prioritization actions to enhance margins as part of the Company's Supply Chain Reinvention Program, 2) a weaker allergy season compared to the prior year adversely impacting net sales by -1.8 percentage points, and 3) lower sales volumes in contract manufacturing. Primary category drivers are provided below.

Nutrition
Net sales of $165 million increased 31.7% due primarily to the Gateway acquisition and growth in legacy infant formula products. This growth was partially offset by lower net sales in store brand oral electrolytes and the discontinuation of nutritional drinks.

Upper Respiratory
Net sales of $138 million decreased 5.6% due primarily to lower net sales of allergy products driven by a weaker allergy season compared to the prior year. This headwind was partially offset by higher net sales of cough cold products, including store brand Cough DM and Guaifenesin-based offerings.

Digestive Health
Net sales of $127 million increased 1.3% due primarily to higher net sales of store brand Omeprazole and new products, including Polyethylene Glycol 3350 Orange, which were partially offset by lower net sales from contract manufacturing.

Pain & Sleep-Aids
Net sales of $97 million decreased 5.1% due primarily to purposeful SKU prioritization in adult analgesic offerings to focus capacity on higher margin products, partially offset by higher demand for children's analgesics products.

Oral Care
Net sales of $77 million increased 0.4% due primarily to higher net sales of Plackers® and store brand teeth whitening products, which were mostly offset by lower sales of manual toothbrushes, including branded Firefly® and REACH®, and store brand offerings.

Healthy Lifestyle
Net sales of $67 million were flat due primarily to increased consumer demand for store brand smoking cessation products being offset by lost distribution at a specific customer.

Skin Care

Net sales of $51 million increased 4.5% due primarily to the addition of HRA brands, including Mederma® and Compeed®.

Women's Health
Net sales of $13 million increased 4.2% due primarily to the addition of HRA brands, including ella®.
Vitamins, Minerals, and Supplements ("VMS") and Other
Net sales of $17 million decreased 32.7% due primarily to purposeful SKU prioritization actions.

Reported gross margin was 29.9%, a 350 basis points increase versus the prior year quarter. Adjusted gross margin expanded 260 basis points versus the prior year quarter to 30.5% as strategic pricing actions, higher margin acquisitions and benefits from SKU prioritization actions more than offset lower manufacturing productivity in the U.S. Nutrition business and an unfavorable impact from inflation.

Reported operating income was $98 million compared to $86 million in the prior year quarter. Adjusted operating income increased $9 million, or 9.0%, to $114 million as gross profit flow-through and lower distribution costs were partially offset by higher operating expenses, driven primarily by the addition of Gateway.

Consumer Self-Care International Segment

Second Quarter 2023 Net Sales Change Compared to Prior Year
	Reported Net Sales Growth	Foreign Exchange Adjustment	Constant Currency Net Sales	Net Acquisitions & Divestitures Adjustment	Organic Net Sales Growth
CSCI	12.4%	0.4%	12.8%	(5.7)%	7.1%

CSCI reported net sales increased 12.4% and constant currency net sales increased 12.8%. Reported net sales growth benefited from +5.7 percentage points from the acquisition of HRA, including an unfavorable impact of -2.7 percentage points related to distributor transition sales returns, and -0.4 percentage points related to foreign currency translation. Organic net sales increased 7.1% driven by strategic pricing actions and favorable volume/mix, including benefits from new products. Primary category drivers are provided below.

Skin Care
Net sales of $123 million increased 20.0%, or an increase of 23.3% excluding the impact of currency, driven primarily by the brands Sebamed and Biodermal, and the addition of HRA brands, including Compeed®.

Upper Respiratory
Net sales of $65 million increased 10.4%, or 9.4% excluding the impact of currency, due primarily to higher demand for cough cold products, including Bronchostop and Coldrex. Net sales of the U.K. allergy brand Beconase were also higher compared to the prior year period.

Healthy Lifestyle
Net sales of $61 million increased 2.5%, or 1.9% excluding the impact of currency, due primarily to higher net sales of anti-parasite offerings that continue to outpace strong category growth. This growth was partially offset by lower category consumption in weight loss, impacting XLS Medical.

Pain & Sleep-Aids
Net sales of $53 million increased 7.5%, or an increase of 6.9% excluding the impact of currency, due primarily to higher demand for Solpadeine and Nytol.

VMS
Net sales of $42 million decreased 1.9%, or 3.5% excluding the impact of currency, due primarily to lower category consumption, impacting sales of Davitamon and Abtei.

Women's Health
Net sales of $32 million increased 36.9%, or 35.2% excluding the impact of currency, due primarily to the addition of HRA brands, including ellaOne® and NorLevo®.

Oral Care
Net sales of $22 million increased 4.9%, or 4.4% excluding the impact of currency, due primarily to higher category consumption, improved product mix and new products.

Digestive Health and Other
Net sales of $46 million increased 21.3%, or 23.2% excluding the impact of currency, due primarily to the addition of the HRA Rare Diseases portfolio in the Other category.

Reported gross margin was 46.0%, an increase of 30 basis points compared to the prior year quarter. Adjusted gross margin expanded 30 basis points versus the prior year quarter to 52.6% due primarily to strategic pricing actions, the higher margin HRA acquisition and favorable volume/mix. These drivers were partially offset by cost of goods sold inflation .

Reported operating income was $9 million for the quarter compared to $2 million in the prior year. Adjusted operating income increased $16 million, or 29.7%, to $70 million due primarily to strategic pricing actions, the addition of HRA and favorable volume/mix. This growth was partially offset by cost of goods sold inflation and increased operating expenses, primarily driven by the inclusion of HRA.

Fiscal 2023 Outlook

The Company's fiscal year 2023 outlook is provided below:
•Reported net sales growth of 7.0% to 11.0% compared to the prior year,
•Organic net sales growth of 3.0% to 6.0% compared to the prior year,
•Interest expense of approximately $180 million,
•Adjusted tax rate for the second half of 2023 is expected to be approximately 19.5%, leading to a full year adjusted tax rate for 2023 of 17.0%, which includes the second quarter adjusted EPS discrete tax benefit of $0.08,
•Adjusted diluted EPS range of between $2.50 to $2.70, including pre-launch investments for Opill® following FDA approval, and
•Operating cash flow conversion (operating cash flow as a percentage of adjusted net income) of approximately 100%.

About Perrigo

Perrigo Company plc (NYSE: PRGO) is a leading provider of Consumer Self-Care Products and over-the-counter (OTC) health and wellness solutions that enhance individual well-being by empowering consumers to proactively prevent or treat conditions that can be self-managed. Visit Perrigo online at www.perrigo.com.

Webcast and Conference Call Information

The earnings conference call will be available live on Tuesday August 8, 2023 at 8:30 A.M. (EST) via webcast to interested parties in the investor relations section of the Perrigo website at http://perrigo.investorroom.com/events-webcasts or by phone at 888-317-6003, International 412-317-6061, and reference ID # 6916237. A taped replay of the call will be available beginning at approximately 12:00 P.M. (EST) Tuesday, August 8, until midnight Tuesday, August 15, 2023. To listen to the replay, dial 877-344-7529, International 412-317-0088, and use access code 4782572.

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements.” These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “forecast,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or the negative of those terms or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control, including: supply chain impacts on the Company’s business, including those caused or exacerbated by armed conflict, trade and other economic sanctions and/or disease; general economic, credit, and market conditions; the impact of the war in Ukraine and any escalation thereof, including the effects of economic and political sanctions imposed by the United States, United Kingdom, European Union, and other countries related thereto; the outbreak or escalation of conflict in other regions where we do business; future impairment charges, if we determine that the carrying amount of specific assets may not be recoverable from the expected future cash flows of such assets; customer acceptance of new products; competition from other industry participants, some of whom have greater marketing resources or larger market shares in certain product categories than the Company does; pricing pressures from customers and consumers; resolution of uncertain tax positions and any litigation relating thereto, ongoing or future government investigations and regulatory initiatives; uncertainty regarding the Company’s ability to obtain and maintain its regulatory approvals; potential costs and reputational impact of product recalls or sales halts; potential adverse changes to U.S. and foreign tax, healthcare and other government policy; the effect of the coronavirus (COVID-19) pandemic and its variants; the timing, amount and cost of any share repurchases (or the absence thereof); fluctuations in currency exchange rates and interest rates; the Company’s ability to achieve the benefits expected from the sale of its Rx business and the risk that potential costs or liabilities incurred or retained in connection with that transaction may exceed the Company’s estimates or adversely affect the Company’s business or operations; the Company’s ability to achieve the benefits expected from the acquisitions of Héra SAS ("HRA Pharma") and Nestlé’s Gateway infant formula plant along with the U.S. and Canadian rights to the GoodStart® infant formula brand and other related formula brands ("Gateway") and/or the risks that the Company’s synergy estimates are inaccurate or that the Company faces higher than anticipated integration or other costs in connection with the acquisitions; risks associated with the integration of HRA Pharma and Gateway, including the risk that growth rates are adversely affected by any delay in the integration of sales and distribution networks; the consummation and success of other announced and unannounced acquisitions or dispositions, and the Company’s ability to realize the desired benefits thereof; and the Company’s ability to execute and achieve the desired benefits of announced cost-reduction efforts and other strategic initiatives and investments, including the Company’s ability to achieve the expected benefits from its Supply Chain Reinvention Program. Adverse results with respect to pending litigation could have a material adverse impact on the Company's operating results, cash flows and liquidity, and could ultimately require the use of corporate assets to pay damages, reducing assets that would otherwise be available for other corporate purposes. These and other important factors, including those discussed under “Risk Factors” in the Company’s Form 10-K for the year ended December 31, 2022, as well as the Company’s subsequent filings with the United States Securities and Exchange Commission, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this press release are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Non-GAAP Measures

This press release contains certain non-GAAP measures. A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance that excludes or includes amounts different from the most directly comparable measure calculated and presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP) in the statements of operations, balance sheets or statements of cash flows of the Company. Pursuant to the requirements of the U.S. Securities and Exchange Commission, the Company has provided reconciliations to the most directly comparable U.S. GAAP measures for the following non-GAAP financial measures referred to in this press release:

•net sales growth on an organic basis, which excludes acquisitions, divested businesses, and the impact of currency,
•adjusted gross profit,
•adjusted net income,
•adjusted operating income,
•adjusted diluted earnings per share,
•constant currency net sales growth, adjusted operating income and adjusted diluted earnings per share,
•adjusted gross margin, and
•adjusted operating margin.

These non-GAAP financial measures should be considered as supplements to the GAAP reported measures, should not be considered replacements for, or superior to the GAAP measures and may not be comparable to similarly named measures used by other companies.

The Company provides non-GAAP financial measures as additional information that it believes is useful to investors and analysts in evaluating the performance of the Company's ongoing operating trends, facilitating comparability between periods and, where applicable, with companies in similar industries and assessing the Company's prospects for future performance. These non-GAAP financial measures exclude items, such as impairment charges, restructuring charges, and acquisition and integration-related charges, that by their nature affect comparability of operational performance or that we believe obscure underlying business operational trends. The intangible asset amortization excluded from these non-GAAP financial measure represents the entire amount recorded within the Company’s GAAP financial statements and is excluded because the amortization, unlike the related revenue, is not affected by operations of any particular period unless an intangible asset becomes impaired or the estimated useful life of an intangible asset is revised. The revenue generated by the associated intangible assets has not been excluded from the related non-GAAP financial measure. The non-GAAP measures the Company provides are consistent with how management analyzes and assesses the operating performance of the Company, and disclosing them provides investor insight into management’s view of the business. Management uses these adjusted financial measures for planning and forecasting in future periods, and evaluating segment and overall operating performance. In addition, management uses certain of the profit measures as factors in determining compensation.

Non-GAAP measures related to profit measurements, which include adjusted gross profit, adjusted net income, adjusted diluted EPS, constant currency adjusted diluted EPS, constant currency adjusted operating income, adjusted gross margin and adjusted operating margin are useful to investors as they provide them with supplemental information to enhance their understanding of the Company’s underlying business performance and trends, and enhance the ability of investors and analysts to compare the Company’s period-to-period financial results. Management believes that adjusted gross margin and adjusted operating margin are useful to investors, in addition to the reasons discussed above, by allowing them to more easily compare and analyze trends in the Company’s peer business group and assisting them in comparing the Company’s overall performance to that of its competitors. The Company also discloses net sales growth excluding the impact of currency on an organic basis. The Company believes these supplemental financial measures provide investors with consistency in financial reporting, enabling meaningful comparisons of past and present underlying operating results, and also facilitate analysis of the Company’s operating performance and acquisition and divestiture trends.

A copy of this press release, including the reconciliations, is available on the Company's website at www.perrigo.com.

Perrigo Contact

Bradley Joseph, Vice President, Global Investor Relations & Corporate Communications; (269) 686-3373; e-mail: bradley.joseph@perrigo.com

Nicholas Gallagher, Senior Manager, Global Investor Relations & Corporate Communications; (269) 686-3238, E-mail: nicholas.gallagher@perrigo.com

PERRIGO COMPANY PLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
Net sales	$1,193.1	$1,121.7	$2,374.8	$2,196.2
Cost of sales	765.1	749.6	1,532.9	1,486.3
Gross profit	428.0	372.1	841.9	709.9

Operating expenses
Distribution	28.6	29.5	57.2	53.9
Research and development	32.2	31.5	63.3	60.8
Selling	171.1	150.8	339.0	286.4
Administration	132.6	157.8	267.6	280.1
Restructuring	6.7	9.5	10.2	13.1
Other operating (income) expense, net	—	(0.1)	(0.8)	0.8
Total operating expenses	371.2	379.0	736.5	695.1

Operating income (loss)	56.8	(6.9)	105.4	14.8

Interest expense, net	44.0	38.3	87.6	74.1
Other (income) expense, net	(9.7)	53.8	(9.0)	52.7
Income (loss) from continuing operations before income taxes	22.5	(108.3)	26.8	(121.3)
Income tax expense (benefit)	13.6	(43.4)	19.0	(55.1)
Income (loss) from continuing operations	8.9	(64.9)	7.8	(66.2)
Income (loss) from discontinued operations, net of tax	(0.5)	(0.2)	(2.4)	(1.4)
Net income (loss)	$8.4	$(65.1)	$5.4	$(67.6)

Earnings (loss) per share
Basic
Continuing operations	$0.07	$(0.48)	$0.06	$(0.49)
Discontinued operations	—	—	(0.02)	(0.01)
Basic earnings (loss) per share	$0.06	$(0.48)	$0.04	$(0.50)
Diluted
Continuing operations	$0.06	$(0.48)	$0.06	$(0.49)
Discontinued operations	—	—	(0.02)	(0.01)
Diluted earnings (loss) per share	$0.06	$(0.48)	$0.04	$(0.50)

Weighted-average shares outstanding
Basic	135.3	134.6	135.1	134.3
Diluted	136.6	134.6	136.5	134.3

PERRIGO COMPANY PLC
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)
(unaudited)

	July 1, 2023	December 31, 2022
Assets
Cash and cash equivalents	$555.2	$600.7
Accounts receivable, net of allowance for credit losses of $8.1 and $6.8, respectively	754.1	697.1
Inventories	1,167.5	1,150.3
Prepaid expenses and other current assets	296.2	271.8
Total current assets	2,773.0	2,719.9
Property, plant and equipment, net	918.3	926.3
Operating lease assets	206.9	217.1
Goodwill and indefinite-lived intangible assets	3,657.8	3,549.0
Definite-lived intangible assets, net	3,030.8	3,230.2
Deferred income taxes	6.3	7.1
Other non-current assets	371.6	367.7
Total non-current assets	8,191.7	8,297.4
Total assets	$10,964.7	$11,017.3
Liabilities and Shareholders’ Equity
Accounts payable	$470.5	$537.3
Payroll and related taxes	104.4	136.4
Accrued customer programs	174.3	139.1
Other accrued liabilities	261.7	250.2
Accrued income taxes	7.6	14.4
Current indebtedness	38.4	36.2
Total current liabilities	1,056.9	1,113.6
Long-term debt, less current portion	4,055.9	4,070.4
Deferred income taxes	344.6	368.2
Other non-current liabilities	658.7	623.0
Total non-current liabilities	5,059.2	5,061.6
Total liabilities	6,116.1	6,175.2
Contingencies - Refer to Note 16
Shareholders’ equity
Controlling interests:
Preferred shares, $0.0001 par value per share, 10 shares authorized	—	—
Ordinary shares, €0.001 par value per share, 10,000 shares authorized	6,890.9	6,936.7
Accumulated other comprehensive income	19.9	(27.0)
Retained earnings (accumulated deficit)	(2,062.2)	(2,067.6)
Total shareholders’ equity	4,848.6	4,842.1
Total liabilities and shareholders' equity	$10,964.7	$11,017.3

Supplemental Disclosures of Balance Sheet Information
Preferred shares, issued and outstanding	—	—
Ordinary shares, issued and outstanding	135.4	134.7

PERRIGO COMPANY PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Six Months Ended
	July 1, 2023	July 2, 2022
Cash Flows From (For) Operating Activities
Net income (loss)	$5.4	$(67.6)
Adjustments to derive cash flows:
Depreciation and amortization	182.6	153.0
Share-based compensation	43.5	37.3
Restructuring charges	10.2	13.1
Amortization of debt discount (premium)	1.4	(4.3)
Foreign currency remeasurement loss	—	39.4
Loss on sale of business	—	1.4
Deferred income taxes	(1.8)	12.6
Gain on sale of assets	(4.0)	(5.8)
Other non-cash adjustments, net	1.6	(4.8)
Subtotal	238.9	174.3
Increase (decrease) in cash due to:
Accounts receivable	(72.5)	(56.4)
Accounts payable	(68.8)	64.2
Payroll and related taxes	(42.5)	(38.8)
Accrued income taxes	(33.2)	(99.9)
Inventories	(11.1)	(50.5)
Accrued liabilities	(0.3)	14.2
Prepaid expenses and other current assets	10.9	29.5
Accrued customer programs	35.1	16.9
Other operating, net	15.8	8.7
Subtotal	(166.6)	(112.1)
Net cash from operating activities	72.3	62.2
Cash Flows From (For) Investing Activities
Additions to property, plant and equipment	(43.2)	(48.7)
Acquisitions of businesses, net of cash acquired	—	(1,901.4)
Settlement of acquisition-related foreign currency derivatives	—	(37.1)
Asset acquisitions	—	(10.0)
Net proceeds from sale of businesses	—	58.7
Proceeds from sale of assets	1.8	24.8
Proceeds from royalty rights	17.4	2.0
Net cash for investing activities	(24.0)	(1,911.7)
Cash Flows From (For) Financing Activities
Cash dividends	(73.2)	(69.6)
Payments on long-term debt	(14.9)	(958.9)
Issuances of long-term debt	—	1,587.7
Payments for debt issuance costs	—	(19.5)
Premiums on early debt retirement	—	(12.2)
Other financing, net	(11.2)	(20.4)
Net cash (for) from financing activities	(99.3)	507.1
Effect of exchange rate changes on cash and cash equivalents	5.5	(51.6)
Net decrease in cash and cash equivalents	(45.5)	(1,394.0)
Cash and cash equivalents of continuing operations, beginning of period	600.7	1,864.9
Cash and cash equivalents held for sale, beginning of period	—	14.4
Less cash and cash equivalents held for sale, end of period	—	—
Cash and cash equivalents of continuing operations, end of period	$555.2	$485.3

TABLE I
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)

	Three Months Ended July 1, 2023
Consolidated Continuing Operations	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Restructuring and Other	Operating Income	Interest and Other	Income Tax Expense	Income from Continuing Operations(1)	Diluted Earnings per Share(1)
Reported	$1,193.1	$428.0	$32.2	$332.3	$6.7	$56.8	$34.3	$13.6	$8.9	$0.06
As a % of reported net sales		35.9%	2.7%	27.9%	0.6%	4.8%	2.9%	1.1%	0.7%
Effective tax rate								60.5%
Pre-tax adjustments:
Amortization expense related primarily to acquired intangible assets		33.7	(0.2)	(35.7)	—	69.7	(0.5)	—	70.1	0.51
Restructuring charges and other termination benefits		0.1	—	—	(5.7)	5.8	—	—	5.8	0.04
Acquisition and integration-related charges and contingent consideration adjustments		—	—	(2.9)	—	2.9	—	—	2.9	0.02
Unusual litigation		—	—	(2.1)	—	2.1	—	—	2.1	0.02
(Gain) loss on investment securities		—	—	—	—	—	(0.1)	—	0.1	—
Milestone payments received related to royalty rights		—	—	—	—	—	10.0	—	(10.0)	(0.07)
Non-GAAP tax adjustments(2)		—	—	—	—	—	—	(6.8)	6.8	0.05
Adjusted		$461.8	$32.0	$291.6	$1.0	$137.3	$43.8	$6.8	$86.7	$0.63
As a % of reported net sales		38.7%	2.7%	24.4%		11.5%	3.7%	0.5%	7.3%
Adjusted effective tax rate								7.3%

						Diluted weighted average shares outstanding (in millions)
									Reported	136.6

Note: amounts may not add due to rounding. Percentages are based on actuals.

(1) Individual pre-tax line item adjustments have not been tax effected, as tax expense on these items are aggregated in the "Non-GAAP tax adjustments" line item.
(2) The non-GAAP tax adjustments are primarily due to (1) $14.3 million of tax expense related to pre-tax non-GAAP adjustments and the interim tax accounting requirements in ASC740 - Income Taxes, offset by the removal of (2) $20.6 million of tax expense related to audit settlements during the second quarter 2023.

TABLE I (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)

	Three Months Ended July 2, 2022
Consolidated Continuing Operations	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Restructuring and Other	Operating Income (Loss)	Interest and Other	Income Tax Expense (Benefit)	Income (Loss) from Continuing Operations(1)	Diluted Earnings (Loss) per Share(1)
Reported	$1,121.7	$372.1	$31.5	$338.1	$9.4	$(6.9)	$101.4	$(43.4)	$(64.9)	$(0.48)
As a % of reported net sales		33.2%	2.8%	30.1%	0.8%	(0.6)%	9.0%	(3.9)%	(5.8)%
Effective tax rate								40.1%
Pre-tax adjustments:
Acquisition and integration-related charges and contingent consideration adjustments		6.5	—	(42.3)	—	48.8	(52.5)	—	101.3	0.75
Amortization expense primarily related to acquired intangible assets		30.8	(0.3)	(31.5)	—	62.6	(0.6)	—	63.2	0.46
Restructuring charges and other termination benefits		—	—	—	(9.4)	9.4	—	—	9.4	0.07
Loss on early debt extinguishment		—	—	—	—	—	(9.3)	—	9.3	0.07
Unusual litigation		—	—	(2.5)	—	2.5	—	—	2.5	0.02
Non-GAAP tax adjustments(2)		—	—	—	—	—	—	61.9	(61.9)	(0.46)
Adjusted		$409.4	$31.2	$261.8	$—	$116.4	$39.0	$18.5	$58.9	$0.43
As a % of reported net sales		36.5%	2.8%	23.3%		10.4%	3.5%	1.6%	5.3%
Adjusted effective tax rate								23.9%

						Diluted weighted average shares outstanding (in millions)
									Reported	134.6
	Effect of dilution as reported amount was a loss, while adjusted amount was income(3)									1.3
									Adjusted	135.9

Note: amounts may not add due to rounding. Percentages are based on actuals.

(1) Individual pre-tax line item adjustments have not been tax effected, as tax expense on these items are aggregated in the "Non-GAAP tax adjustments" line item.
(2) The non-GAAP tax adjustments are primarily related to pre-tax non-GAAP adjustments.
(3) In the period of a net loss, reported diluted shares outstanding equal basic shares outstanding.

TABLE I (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)

	Six Months Ended July 1, 2023
Consolidated Continuing Operations	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Restructuring and Other	Operating Income	Interest and Other	Income Tax Expense	Income from Continuing Operations(1)	Diluted Earnings per Share(1)
Reported	$2,374.8	$841.9	$63.3	$663.8	$9.4	$105.4	$78.6	$19.0	$7.8	$0.06
As a % of reported net sales		35.5%	2.7%	28.0%	0.4%	4.4%	3.3%	0.8%	0.3%
Effective tax rate								70.8%
Pre-tax adjustments:
Amortization expense related primarily to acquired intangible assets		62.7	—	(72.5)	—	135.2	(1.1)	—	136.3	1.00
Restructuring charges and other termination benefits		0.1	—	(0.7)	(8.4)	9.2	—	—	9.2	0.07
Acquisition and integration-related charges and contingent consideration adjustments		—	—	(6.4)	—	6.4	—	—	6.4	0.05
Unusual litigation		—	—	(5.2)	—	5.2	—	—	5.2	0.04
(Gain) loss on divestitures and investment securities		—	—	4.6	—	(4.6)	0.1	—	(4.7)	(0.03)
Milestone payments received related to royalty rights		—	—	—	—	—	10.0	—	(10.0)	(0.07)
Non-GAAP tax adjustments(2)		—	—	—	—	—	—	2.6	(2.6)	(0.02)
Adjusted		$904.7	$63.3	$583.6	$1.0	$256.8	$87.6	$21.6	$147.7	$1.08
As a % of reported net sales		38.1%	2.7%	24.6%	—%	10.8%	3.7%	0.9%	6.2%
Adjusted effective tax rate								12.7%

					Diluted weighted average shares outstanding (in millions)
									Reported	136.5

Note: amounts may not add due to rounding. Percentages are based on actuals.

(1) Individual pre-tax line item adjustments have not been tax effected, as tax expense on these items are aggregated in the "Non-GAAP tax adjustments" line item.
(2) The non-GAAP tax adjustments are primarily due to $26.7 million of tax expense related to pre-tax non-GAAP adjustments and the interim tax accounting requirements in ASC740 - Income Taxes, offset by the removal of (1) $20.6 million of tax expense related to audit settlements during the second quarter 2023 and (2) $3.0 million of tax expense related to a valuation allowance.

TABLE I (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)

	Six Months Ended July 2, 2022
Consolidated Continuing Operations	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Restructuring and Other	Operating Income	Interest and Other	Income Tax Expense (Benefit)	Income (Loss) from Continuing Operations(1)	Diluted Earnings (Loss) per Share(1)
Reported	$2,196.2	$709.9	$60.8	$620.4	$13.9	$14.8	$136.1	$(55.1)	$(66.2)	$(0.49)
As a % of reported net sales		32.3%	2.8%	28.2%	0.6%	0.7%	6.2%	(2.5)%	(3.0)%
Effective tax rate								45.4%
Pre-tax adjustments:
Acquisition and integration-related charges and contingent consideration adjustments		6.5	—	(53.7)	—	60.2	(55.9)	—	116.1	0.86
Amortization expense primarily related to acquired intangible assets		52.3	(0.8)	(58.4)	—	111.5	(1.0)	—	112.5	0.83
Restructuring charges and other termination benefits		—	—	—	(13.0)	13.0	—	—	13.0	0.10
Loss on early debt extinguishment		—	—	—	—	—	(9.3)	—	9.3	0.07
Impairment charges		—	—	—	(4.6)	4.6	—	—	4.6	0.03
Unusual litigation		—	—	(2.8)	—	2.8	—	—	2.8	0.02
(Gain) loss on divestitures and investment securities		—	—	—	3.7	(3.7)	(1.9)	—	(1.8)	(0.02)
Non-GAAP tax adjustments(2)		—	—	—	—	—	—	86.6	(86.6)	(0.64)
Adjusted		$768.7	$60.0	$505.5	$—	$203.2	$68.0	$31.5	$103.7	$0.76
As a % of reported net sales		35.0%	2.7%	23.0%	—%	9.3%	3.1%	1.4%	4.7%
Adjusted effective tax rate								23.3%

			Diluted weighted average shares outstanding (in millions)
									Reported	134.3
			Effect of dilution as reported amount was a loss, while adjusted amount was income(3)							1.3
									Adjusted	135.6

Note: amounts may not add due to rounding. Percentages are based on actuals.

(1) Individual pre-tax line item adjustments have not been tax effected, as tax expense on these items are aggregated in the "Non-GAAP tax adjustments" line item.
(2) The non-GAAP tax adjustments are primarily due to $75.0 million tax expense related to pre-tax non-GAAP adjustments and the removal of the following reported items: (1) $17.2 million tax benefit on dispositions of entities, offset by (2) $6.0 million tax expense for non-recurring legal entity restructuring.
(3) In the period of a net loss, reported diluted shares outstanding equal basic shares outstanding.

TABLE II
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)

	Three Months Ended					Three Months Ended
	July 1, 2023					July 2, 2022
Consumer Self-Care Americas	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income
Reported	$750.8	$224.5	$16.9	$108.7	$97.7	$728.0	$192.3	$17.6	$88.5	$86.3
As a % of reported net sales		29.9%	2.3%	14.5%	13.0%		26.4%	2.4%	12.2%	11.9%
Pre-tax adjustments:
Amortization expense related primarily to acquired intangible assets		4.5	—	(10.2)	14.7		6.3	—	(7.3)	13.6
Restructuring charges and other termination benefits		—	—	—	1.2		—	—	—	—
Acquisition and integration-related charges and contingent consideration adjustments		—	—	(0.5)	0.5		4.8	—	—	4.8
Adjusted		$229.0	$16.9	$98.0	$114.1		$203.4	$17.6	$81.2	$104.7
As a % of reported net sales		30.5%	2.3%	13.1%	15.2%		27.9%	2.4%	11.2%	14.4%

	Three Months Ended					Three Months Ended
	July 1, 2023					July 2, 2022
Consumer Self-Care International	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income
Reported	$442.4	$203.6	$15.3	$173.7	$8.8	$393.7	$179.8	$13.9	$162.9	$1.5
As a % of reported net sales		46.0%	3.5%	39.3%	2.0%		45.7%	3.5%	41.4%	0.4%
Pre-tax adjustments:
Amortization expense related primarily to acquired intangible assets		29.2	(0.2)	(25.5)	55.0		24.5	(0.3)	(24.2)	49.0
Restructuring charges and other termination benefits		—	—	—	5.9		—	—	—	1.5
Acquisition and integration-related charges and contingent consideration adjustments		—	—	(0.4)	0.4		1.7	—	(0.3)	2.0
Adjusted		$232.8	$15.0	$147.7	$70.1		$206.0	$13.6	$138.4	$54.0
As a % of reported net sales		52.6%	3.4%	33.4%	15.8%		52.3%	3.5%	35.2%	13.7%

Note: amounts may not add due to rounding. Percentages are based on actuals.

TABLE II (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)

	Six Months Ended					Six Months Ended
	July 1, 2023					July 2, 2022
Consumer Self-Care Americas	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income
Reported	$1,514.4	$435.3	$34.9	$217.1	$181.0	$1,438.0	$364.8	$35.2	$168.4	$164.8
As a % of reported net sales		28.7%	2.3%	14.3%	12.0%		25.4%	2.4%	11.7%	11.5%
Pre-tax adjustments:
Amortization expense related primarily to acquired intangible assets		8.3	—	(20.3)	28.6		11.4	—	(14.7)	26.1
Restructuring charges and other termination benefits		0.1	—	—	2.4		—	—	—	—
Acquisition and integration-related charges and contingent consideration adjustments		—	—	(1.3)	1.3		4.8	—	—	4.8
(Gain) loss on investment securities		—	—	—	—		—	—	—	(3.7)
Adjusted		$443.7	$34.9	$195.5	$213.2		$381.0	$35.2	$153.7	$192.0
As a % of reported net sales		29.3%	2.3%	12.9%	14.1%		26.5%	2.4%	10.7%	13.4%

	Six Months Ended					Six Months Ended
	July 1, 2023					July 2, 2022
Consumer Self-Care International	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income
Reported	$860.4	$406.6	$28.3	$342.3	$30.0	$758.2	$345.1	$25.5	$300.2	$17.7
As a % of reported net sales		47.3%	3.3%	39.8%	3.5%		45.5%	3.4%	39.6%	2.3%
Pre-tax adjustments:
Amortization expense related primarily to acquired intangible assets		54.4	—	(52.3)	106.7		40.9	(0.7)	(43.9)	85.5
Restructuring charges and other termination benefits		—	—	(0.7)	6.7		—	—	—	1.6
Acquisition and integration-related charges and contingent consideration adjustments		—	—	(1.5)	1.5		1.7	—	(0.2)	2.0
(Gain) loss on divestitures and investment securities		—	—	4.6	(4.6)		—	—	—	—
Adjusted		$461.0	$28.3	$292.3	$140.3		$387.7	$24.8	$256.1	$106.8
As a % of reported net sales		53.6%	3.3%	34.0%	16.3%		51.1%	3.3%	33.8%	14.1%

Note: amounts may not add due to rounding. Percentages are based on actuals.

TABLE III
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
CONSOLIDATED AND SELECTED SEGMENT INFORMATION
(in millions, except per share amounts)
(unaudited)

	Three Months Ended			Six Months Ended
Consolidated Continuing Operations	July 1, 2023	July 2, 2022	% Change	July 1, 2023	July 2, 2022	% Change
Net Sales	$1,193.1	$1,121.7	6.4%	$2,374.8	$2,196.2	8.1%
Less: Currency impact(1)	(2.3)	—	0.2%	(35.1)	—	1.6%
Constant currency net sales	$1,195.4	$1,121.7	6.6%	$2,409.9	$2,196.2	9.7%
Less: Divestitures(2)	—	—	—%	—	19.3	0.9%
Less: Exited product lines(3)	1.2	6.5	(0.1)%	1.2	6.5	0.3%
Less: Acquisitions(4)	70.3	—	(6.3)%	161.9	—	(7.7)%
Organic net sales	$1,123.9	$1,115.2	0.8%	$2,246.9	2,170.4	3.5%

	Three Months Ended			Six Months Ended
Consumer Self-Care Americas	July 1, 2023	July 2, 2022	% Change	July 1, 2023	July 2, 2022	% Change
Net Sales	$750.8	$728.0	3.1%	$1,514.4	$1,438.0	5.3%
Less: Currency impact(1)	(0.7)	—	0.1%	(1.2)	—	0.1%
Constant currency net sales	$751.4	$728.0	3.2%	$1,515.6	$1,438.0	5.4%
Less: Divestitures(2)	—	—	—%	—	19.3	1.4%
Less: Exited product lines(3)	1.2	6.5	0.8%	1.2	6.5	0.4%
Less: Acquisitions(4)	48.0	—	(6.7)%	93.6	—	(6.6)%
Organic net sales	$702.2	$721.5	(2.7)%	$1,420.8	$1,412.2	0.6%

	Three Months Ended			Six Months Ended
Consumer Self-Care International	July 1, 2023	July 2, 2022	% Change	July 1, 2023	July 2, 2022	% Change
Net Sales	$442.4	$393.7	12.4%	$860.4	$758.2	13.5%
Less: Currency impact(1)	(1.6)	—	0.4%	(33.9)	—	4.5%
Constant currency net sales	$444.0	$393.7	12.8%	$894.3	$758.2	18.0%
Less: Acquisitions(4)	22.3	—	(5.7)%	68.3	—	(9.0)%
Organic net sales	$421.7	$393.7	7.1%	$826.1	$758.2	9.0%

Note: amounts may not add due to rounding. Percentages are based on actuals.

(1) Currency impact is calculated using the exchange rates used to translate our financial statements in the comparable prior year period to show what current period US dollar results would have been if such currency exchange rates had not changed.
(2) Represents divestitures of Latin American businesses and ScarAway®.
(3) Represents an exited product line within Nutrition.
(4) Represents acquisition of HRA Pharma in CSCA and CSCI on a constant currency basis (one month of sales during the second quarter 2023, and four months of sales for the first half of 2023, as it was acquired on April 29, 2022) , and Nestlé's Gateway Infant Formula Plant and Good Start® infant formula brand in CSCA.

TABLE IV
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions, except per share amounts)
(unaudited)

	Three Months Ended				Six Months Ended
CSCA Net Sales	July 1, 2023	July 2, 2022	Total Change		July 1, 2023	July 2, 2022	% Change
Nutrition	$164.8	$125.1	$39.7	31.7%	$304.7	$252.3	20.8%
Upper Respiratory	137.7	145.9	(8.2)	(5.6)%	292.0	298.7	(2.2)%
Digestive Health	126.7	125.1	1.6	1.3%	250.9	243.7	3.0%
Pain and Sleep-Aids	97.4	102.6	(5.2)	(5.1)%	200.9	205.5	(2.2)%
Oral Care	76.9	76.6	0.3	0.4%	161.3	147.0	9.7%
Healthy Lifestyle	67.3	67.3	—	—%	140.7	134.9	4.3%
Skin Care	50.8	48.6	2.2	4.5%	103.1	89.5	15.2%
Women's Health	12.5	12.0	0.5	4.2%	24.4	20.2	20.8%
VMS and Other CSCA	16.7	24.8	(8.1)	(32.7)%	36.4	46.2	(21.2)%
Total CSCA Net Sales	$750.8	$728.0	$22.8	3.1%	$1,514.4	$1,438.0	5.3%

	Three Months Ended					Constant Currency Change (1)	Six Months Ended				Constant Currency Change (1)
CSCI Net Sales	July 1, 2023	July 2, 2022	Total Change		Currency Impact (1)		July 1, 2023	July 2, 2022	% Change	Currency Impact (1)
Skin Care	$123.0	$102.5	$20.5	20.0%	3.3%	23.3%	$206.4	$176.4	17.0%	7.5%	24.5%
Upper Respiratory	64.9	58.8	6.1	10.4%	(1.0)%	9.4%	149.7	125.3	19.5%	4.0%	23.5%
Healthy Lifestyle	60.6	59.1	1.5	2.5%	(0.6)%	1.9%	127.0	118.0	7.6%	2.0%	9.6%
Pain and Sleep-Aids	52.8	49.1	3.7	7.5%	(0.6)%	6.9%	102.7	103.1	(0.4)%	3.8%	3.4%
VMS	41.5	42.3	(0.8)	(1.9)%	(1.6)%	(3.5)%	89.3	91.8	(2.7)%	1.8%	(0.9)%
Women's Health	31.9	23.3	8.6	36.9%	(1.7)%	35.2%	61.0	37.0	64.9%	3.7%	68.6%
Oral Care	21.6	20.6	1.0	4.9%	(0.5)%	4.4%	50.7	49.5	2.4%	3.5%	5.9%
Digestive Health and Other CSCI	46.1	38.0	8.1	21.3%	1.9%	23.2%	73.6	57.1	28.9%	8.2%	37.1%
Total CSCI Net Sales	$442.4	$393.7	$48.7	12.4%	0.4%	12.8%	$860.4	$758.2	13.5%	4.5%	18.0%

Note: amounts may not add due to rounding. Percentages are based on actuals.

(1) Currency impact is calculated using the exchange rates used to translate our financial statements in the comparable prior year period to show what current period US dollar results would have been if such currency exchange rates had not changed.

TABLE V
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
CONSOLIDATED AND SELECTED SEGMENT INFORMATION
(in millions, except per share amounts)
(unaudited)

	Three Months Ended				Six Months Ended
Consolidated Continuing Operations	July 1, 2023	July 2, 2022	Total Change		July 1, 2023	July 2, 2022	Total Change
Adjusted gross margin	38.7%	36.5%		220 bps
Adjusted operating income	$137.3	$116.4	$20.8	17.9%
Adjusted EPS	$0.63	$0.43	$0.20	46.5%	$1.08	$0.76	0.32	42.1%

Consumer Self-Care International
Adjusted operating income	$70.1	$54.0	$16.0	29.7%

Consumer Self-Care Americas
Adjusted gross margin	30.5%	27.9%		260 bps
Adjusted operating income	$114.1	$104.7	$9.4	9.0%

Sequential Comparison

	Three Months Ended
Consolidated Continuing Operations	July 1, 2023	April 1, 2023	Total Change
Net Sales	$1,193.1	$1,181.7
Adjusted gross profit	$461.8	$442.8	$19.0	4.3%
Adjusted gross margin	38.7%	37.5%		120 bps

	Three Months Ended		Six Months Ended
	July 1, 2023	April 1, 2023	July 1, 2023
Operating Cash Flow	$52.9	$19.4	72.3

Note: amounts may not add due to rounding. Percentages are based on actuals.

TABLE VI
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
CONSOLIDATED AND SELECTED SEGMENT INFORMATION
(in millions, except per share amounts)
(unaudited)

Full Year
2023 Guidance
Reported Diluted EPS	$0.50 - $0.70
Pre-tax adjustments:(1)
Amortization expense primarily related to acquired intangible assets	2.00
Restructuring charges and other termination benefits	0.26
Acquisition and integration-related charges and contingent consideration adjustments	0.07
Unusual litigation	0.07
(Gain) loss on divestitures and investment securities	(0.03)
Milestone payments received related to royalty rights	(0.07)
Non-GAAP tax adjustments(2)	(0.30)
Adjusted Diluted EPS	$2.50 - $2.70

Reported Net Sales Growth	7.0% - 11.0%
Acquisitions, Divestitures, and HRA 1x distribution transition	4.0% - 5.0%
Organic Net Sales Growth	3.0% - 6.0%

Reported Effective Tax Rate	28.8%
Non-GAAP tax adjustments	(11.8)%
Adjusted Effective Tax Rate	17.0%

Note: amounts may not add due to rounding. Percentages are based on actuals.
(1) Individual pre-tax line item adjustments have not been tax effected, as tax expense on these items are aggregated in the "Non-GAAP tax adjustments" line item.
(2) The non-GAAP tax adjustments are tax effect of pre-tax non-GAAP adjustments.